SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 29, 2005 (June 27, 2005)

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	00019774 (Commission File Number)	51-0303670 (IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ (Address of principal executive offices)	07662 (Zip Code)

Registrant's telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.   Entry Into A Material Definitive Agreement.

(a)   Supplemental Retirement Savings Plan

The Company has a profit-sharing plan qualified under the Internal Revenue Code, the Retirement Savings Plan (the “RSP”), in which all associates who have completed one year of service are eligible to participate. Each participant is entitled to direct that a contribution of 1%, 2% or 3% of his compensation be made under the RSP as a basic contribution that reduces his compensation under the Code. (For Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, the percentage is applied to his contractual rate of base salary, currently $711,000, regardless of whether he draws or defers a lesser amount.) For each participant who makes a basic contribution, the Company makes a matching cash contribution equal to one-half of the basic contribution, provided, however, that in no event shall the matching contribution for a participant exceed certain maximum limits imposed by governmental regulations applicable to qualified plans.

The Company also has a nonqualified supplemental retirement savings plan (the “SRSP”), which is a material agreement. Under the SRSP, the Company makes cash contributions to a separate trust fund equal to the amount of contributions that it otherwise would have made pursuant to the terms of the RSP but which were disallowed by governmental regulations limiting contributions to qualified plans. The Company also makes cash retirement contributions to the trust fund under the SRSP equal to 6% of each participant’s salary and bonus (“Retirement Contributions”), provided, however, that Retirement Contributions to the SRSP are limited to employees who earn $100,000 per annum or more and who were employed by the Company before 1993. All contributions made by the Company vest after specified years of service with the Company, subject to acceleration in the event of a “change in control.” A portion of Mr. Benaroya’s account balance is measured by reference to 279,870 shares of Company Common Stock held in the trust under the SRSP. No provision was made for voting the shares.

On June 27, 2005, the Audit Committee of the Board amended the SRSP, effective immediately, principally in four ways.

First, the definition of “change in control” was expanded to include, among other things, the individuals who constitute the Board of Directors of the Company on June 27, 2005 ceasing for any reason to constitute a majority of the members.

Second, the distribution provisions were modified to provide that the shares of Company Common Stock attributed to Mr. Benaroya’s account will be distributed to him in kind in the event a distribution of SRSP assets is made to him by the Company. (The modification in the distribution provisions of the SRSP relating to shares of Company Common Stock held in the trust under the SRSP will cause a change in the accounting treatment of the assets and liabilities of the SRSP on the Company’s statements of operations; the Company is reviewing with the Company’s independent certified public accounting firm its view of the accounting treatment for the new arrangement.)

Third, the SRSP Administrative Committee was authorized to instruct the SRSP trustee on how to vote the shares of Company Common Stock held in the trust.

Fourth, no additional purchases of Company Common Stock will be permitted.

The foregoing summary description of the amended SRSP is qualified in its entirety by reference to the amended SRSP, which is Exhibit No. 10.1 to this Report.

The Board of Directors , upon the recommendation of the Compensation Committee, delegated full authority to make the above described amendments to the Audit Committee.

(b)   Severance Pay Agreements

In order to provide reliable formal assurances of severance pay in the event of termination of employment without cause and to give appropriate recognition to those with long tenure, the Company from time to time entered into Severance Pay Agreements (“Previous Severance Pay Agreements”) with Paul D. McFarren, the Company’s Senior Vice President-Chief Information Officer, and Jon Grossman, the Company’s Vice President-Finance, and with the officers of its subsidiaries. The purpose of the Previous Severance Pay Agreements is to give officers without the protection of employment agreements an incentive to remain in the Company’s employ.

Each Previous Severance Pay Agreement provides for severance pay in the event of termination of employment without cause. The amount of severance pay is equivalent to a specified number of weeks of base pay that was determined by adding to 26 weeks an additional week for each full year of service over 10 years completed through the date of the Previous Severance Pay Agreement. Service includes employment with both the Company and its predecessor business.

The Previous Severance Pay Agreements have a 12-month term and most of the contracts will expire on September 9, 2005. In order to continue to provide officers an incentive to remain in the Company’s employ, the Company will offer to enter into novations (“Revised Severance Pay Agreements”) with the parties to Previous Severance Pay Agreements. The Revised Severance Pay Agreements will supercede and replace the Previous Severance Pay Agreements.

All Revised Severance Pay Agreements will provide for cancellation upon 12 months’ notice in advance by either party instead of having a specified term of months. All Revised Severance Pay Agreements will provide that, in the event employment is terminated without cause, the officer will receive severance pay equivalent to 26 weeks’ base pay plus an additional week’s pay for each full year of service over 10 years completed through the date of termination of employment. The foregoing summary description of the Revised Severance Pay Agreements is qualified in its entirety by reference to the form of Severance Pay Agreement, which is Exhibit No. 10.2 to this Report.

The form of Severance Pay Agreement was recommended by the Compensation Committee and approved by the Board of Directors on June 27, 2005.

(c)   Directors’ Stock Options

In accordance with the provisions of the stockholder-approved 2003 Stock Option Plan, each nonmanagement Director received a nonqualified stock option on June 27, 2005. The option is to purchase up to 5,000 shares of Company Common Stock for a term of 10 years at the closing price on the NASDAQ Stock Market on June 24, 2005.

Each option becomes exercisable as to 20% of the shares on completion of each full year of service as a Director after the date of grant, provided, however, that each option becomes fully exercisable in the event that the Company enters into certain transactions, including certain mergers or the sale of all or substantially all of the Company’s assets, and becomes fully exercisable upon retirement from the Board in the discretion of the Compensation Committee.

The 2003 Stock Option Plan is the appendix to the Schedule 14A proxy statement in connection with the 2003 Annual Meeting of Stockholders filed with the Securities and Exchange Commission. The foregoing summary description of the 2003 Stock Option Plan is qualified in its entirety by reference to the text of the plan.

(d)   Directors’ Stock Appreciation Rights

Each nonmanagement Director received an annual award under the Company’s Stock Appreciation Rights (“SAR”) Plan on June 27, 2005 that provides for cash payments by the Company when the Director exercises the stock option granted on the same date and receives shares of Company Common Stock.

The payment under the SAR Plan is an amount equivalent to twice the equity in the corresponding option that is being exercised, that is, twice the excess of the then current market price of the shares issued over (i) the exercise price paid by the Director plus (ii) related withholding taxes, if any.

(e)   Stock Option Plans and Employment Agreements

The Company operates stockholder-approved stock option plans that provide for grants to associates and nonmanagement Directors. Further, Raphael Benaroya, the Company’s Chairman of the Board, President and Chief Executive Officer, and George R. Remeta, the Company’s Vice Chairman and Chief Administrative Officer, hold free-standing, non-plan stock options approved by the stockholders. Also, Messrs. Benaroya and Remeta and Kenneth P. Carroll, the Company’s Senior Vice President-General Counsel, are parties to Employment Agreements with the Company (collectively, the “Employment Agreements”). In the event a “change in control” of the Company occurs, the stock option plans and the non-plan stock options provide for accelerated vesting of outstanding options and the Employment Agreements provide certain additional benefits in the event of a termination of employment by the Company or a resignation by the executive following a “change in control.”

On June 28, 2005, the Company amended its stock option plans and the non-plan stock options and entered into amendments to the Employment Agreements to expand the definition of “change in control” included in these documents. The modified definition of the term includes as a “change in control”, among other things, individuals who constitute the Board of Directors on June 27, 2005 ceasing for any reason to constitute a majority of the members.

The foregoing summary description of the modified definition of “change in control” is qualified in its entirety by reference to the stock option plan, the non-plan stock option and Employment Agreement amendments, which are exhibits to this Report.

On June 27, 2005, the amendment of the Company’s stock option plans, the non-plan stock options and the Employment Agreements was recommended by the Compensation Committee and approved by the Board, with Messrs. Benaroya and Remeta abstaining from the vote. Independent legal counsel was retained to advise the Compensation Committee.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Supplemental Retirement Savings Plan
10.2*	Severance Pay Agreement form
10.3*	Amendment to 2003 Stock Option Plan
10.4*	Amendment to 2001 Stock Option Plan
10.5*	Amendment to 1999 Stock Option Plan
10.6*	Amendment to 1996 Stock Option Plan
10.7*	Amendment to 1990 Stock Option Plan
10.8*	Amendment to Stock Option Agreement dated May 21, 1998 betwen the Corporation and Raphael Benaroya
10.9*	Amendment to Stock Option Agreement dated May 21, 1998 betwen the Corporation and George R. Remeta
10.10*	Amendment to Employment Agreement dated September 3, 2004, between the Corporation and Raphael Benaroya
10.11*	Amendment to Employment Agreement dated September 3, 2004, between the Corporation and George R. Remeta
10.12*	Amendment to Employment Agreement dated September 3, 2004, between the Corporation and Kenneth P. Carroll

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 28, 2005	UNITED RETAIL GROUP, INC. (Registrant) By: /s/ GEORGE R. REMETA George R. Remeta Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Supplemental Retirement Savings Plan
10.2*	Severance Pay Agreement form
10.3*	Amendment to 2003 Stock Option Plan
10.4*	Amendment to 2001 Stock Option Plan
10.5*	Amendment to 1999 Stock Option Plan
10.6*	Amendment to 1996 Stock Option Plan
10.7*	Amendment to 1990 Stock Option Plan
10.8*	Amendment to Stock Option Agreement dated May 21, 1998 betwen the Corporation and Raphael Benaroya
10.9*	Amendment to Stock Option Agreement dated May 21, 1998 betwen the Corporation and George R. Remeta
10.10*	Amendment to Employment Agreement dated September 3, 2004, between the Corporation and Raphael Benaroya
10.11*	Amendment to Employment Agreement dated September 3, 2004, between the Corporation and George R. Remeta
10.12*	Amendment to Employment Agreement dated September 3, 2004, between the Corporation and Kenneth P. Carroll